SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 5, 2000

                                 MOTOROLA, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


             1-7221                        36-1115800
     (Commission File No.)        (IRS Employer Identification No.)


              1303 East Algonquin Road, Schaumburg, Illinois 60196
                    (Address of principal executive offices)



                         (847) 576-5000
      (Registrant's telephone number, including area code)

                         Not Applicable
 (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OF ASSETS

           On January 5, 2000, Motorola Inc. completed the acquisition of General Instrument Corporation ("General Instrument") through a merger of General Instrument with a wholly owned subsidiary of Motorola. In the merger, each outstanding share of General Instrument common stock was converted into the right to receive 0.575 shares of Motorola common stock. In total, Motorola will issue approximately 122 million shares of Motorola common stock in connection with the merger. Reference is made to Motorola's Registration Statement on Form S-4 (File No. 333-88735) for further information regarding the merger. A copy of the press release announcing the consummation of the merger is filed as Exhibit
99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

           It is impracticable for Motorola to file the financial statements and information required by Items 7(a) and (b) of the General Instructions to Form 8-K at this time. Motorola will file such financial statements and information as soon as practicable and in any event no later than the date on which Motorola is required to file such statements and information pursuant to Items 7(a)(4) and 7(b)(2) of the General Instructions to Form 8-K.

(c)   EXHIBITS

      99.1 Press Release of Motorola dated January 5, 2000 announcing completion of the acquisition.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     January 6, 2000

                                 MOTOROLA, INC.



                                  By:   /s/ Carl F. Koenemann
                                        -----------------------------
                                        Carl F. Koenemann
                                        Executive Vice President and
                                          Chief Financial Officer